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                                                                     EXHIBIT 10


                    DESCRIPTION OF THE MATERIAL TERMS OF THE
          SUPERCONDUCTIVE COMPONENT, INC. 2005 EXECUTIVE BONUS PROGRAM


EXECUTIVE      BONUS
---------      -----
Mr. Rooney     $5,000 upon attainment of certain revenue and net income targets in the third quarter of 2005.

               $5,000 upon attainment of certain revenue and net income targets in the fourth quarter of 2005.

               $5,000 upon attainment of certain revenue and net income targets in fiscal year 2005.